Exhibit 10.5
ASSIGNMENT AND ASSUMPTION AGREEMENT
     Assignment and Assumption Agreement (as the same may be amended, supplemented or otherwise modified from time to time, this “Assignment and Assumption Agreement”), dated as of March 25, 2009 (the “Effective Date”), by and between Arcadia Products, Inc., a Delaware corporation, Arcadia Home Health Products, Inc., a Delaware corporation, O2 Plus, a California corporation, Lovell Medical Supply, Inc., a North Carolina corporation, Arcadia Home Mideast, Inc., a Delaware corporation, Beacon Respiratory Services of Alabama, Inc., a Delaware corporation, Beacon Respiratory Services of Georgia, Inc., a Delaware corporation, American Oxygen and Medical Equipment, Inc., an Illinois corporation, Arcadia Home Oxygen and Medical Equipment, Inc., a Michigan corporation, and Trinity Healthcare of Winston-Salem, Inc., a Georgia corporation (each, an “Assignor” and collectively, the “Assignors”), Arcadia Resources, Inc., a Nevada corporation (“Assignee”), JANA Master Fund, Ltd. (“JANA”), Vicis Capital Master Fund (“Vicis”) and LSP Partners, LP (“LSP”). JANA, Vicis and LSP are referred to herein sometimes individually as a “Secured Party” and collectively as “Secured Parties.”
RECITALS
     A. This is the Assignment and Assumption Agreement referred to in that certain Master Exchange Agreement dated the Effective Date between Assignee, JANA, LSP and Vicis (the “Master Exchange Agreement”).
     B. Assignors and JANA are parties to that certain Revolving Line of Credit and Security Agreement dated March 31, 2008 (“Revolving Line Agreement”). Capitalized terms used in this Assignment and Assumption Agreement and not otherwise defined shall have the same meanings herein as are ascribed to them in the Revolving Line Agreement. Pursuant to the Revolving Line Agreement, the Assignors executed and delivered to JANA that certain Promissory Note dated March 31, 2008, in the original principal amount of $5,000,000 (the “Subsidiaries Note”), which, as of the Effective Date, had an unpaid balance of $5,510,210, comprised of principal in the amount of $5,000,000 and accrued, unpaid interest in the amount of $510,210. Also pursuant to the Revolving Line Agreement, and to secure the indebtedness evidenced by the Subsidiaries Note and the Assignors’ obligations under the Revolving Line Agreement, the Assignors granted to JANA a security interest in the Collateral.
     C. Pursuant to the this Assignment and Assumption Agreement, the Master Exchange Agreement and the transactions contemplated thereby, on the Effective Date: (i) the Assignors shall assign to Assignee, and Assignee shall assume and agree to discharge, pay and perform in full, all of the Assignors’ obligations under and the indebtedness evidenced by the Subsidiaries Note; (ii) Assignee shall execute and deliver to JANA a Promissory Note, dated the Effective Date, in the original principal amount of $18,035,367 (“New JANA Note”), which New JANA Note shall evidence certain indebtedness owed by Assignee to JANA, including, without limitation, the indebtedness evidenced by the Subsidiaries Note assigned hereby; (iii) Assignee shall execute and deliver to Vicis a Promissory Note, dated the Effective Date, in the original principal amount of $7,882,407 (the “Vicis Note”); (iv) Assignee shall execute and deliver to LSP a Promissory Note, dated the Effective Date, in the original principal amount of $1,000,000 (the “LSP Note”); and (v) JANA shall consent to the assignment and assumption contemplated hereby.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
     1. Assignment. Subject to the terms and conditions set forth herein, the Assignors hereby sell and assign to the Assignee, jointly and severally, BUT WITH FULL RECOURSE, and the Assignee hereby assumes and agrees to discharge, pay and perform in full, on and from and after the Effective Date, all of the Assignors’ obligations under and the indebtedness evidenced by the Subsidiaries Note.
     2. Representations and Warranties. The Assignee and each Assignor represents and warrants to the other that: (i) it has full power and legal right to execute and deliver this Assignment and Assumption Agreement and to perform the provisions of this Assignment and Assumption Agreement; (ii) the execution, delivery and performance of this Assignment and Assumption Agreement have been authorized by all action, corporate or otherwise, and do not violate any provisions of its organizational documents or any contractual obligations or requirement of law binding on it; and (iii) this Assignment and Assumption Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. Each Assignor further represents that (a) it is the legal obligor of the obligations being assigned by it hereunder, (b) the assignment does not violate any restrictions on transfer, and (c) the assignment is otherwise effective and rightful.
     3. Consent to Assignment and Assumption/Assignors Not Released. JANA hereby: (i) consents to the assignment by the Assignors, jointly and severally WITH FULL RECOURSE, to the Assignee, on the Effective Date, of all of the Assignors’ obligations under and the indebtedness evidenced by the Subsidiaries Note; and (ii) consents to the assumption by the Assignee and the Assignee’s agreement to discharge, pay and perform in full, on and from and after the Effective Date, all of the Assignors’ obligations under and the indebtedness evidenced by the Subsidiaries Note. The Assignors and the Assignee acknowledge and agree that JANA’s consent described herein does not and shall not be deemed to constitute a release of the Assignors or any of them from or with respect to any of the obligations under the Revolving Credit Line Agreement or the indebtedness evidenced by the Subsidiaries Note and, to the extent that the Assignee fails to discharge, pay and perform in full and when due any of the obligations under the Revolving Credit Line Agreement or any of the indebtedness evidenced by the Subsidiaries Note (collectively, the “Assumed Obligations”), JANA shall have full recourse against the Assignors for such indebtedness. The parties acknowledge and agree that from and after the Effective Date there shall be no additional advances under the Revolving Credit Line or Subsidiaries Note.
     4. Grant of Security Interest/Commitment to Release Security Interest.
          (a) The Assignors, jointly and severally, and the Assignee, hereby PLEDGE, ASSIGN and GRANT a security interest in all of the Assignors’, individually and collectively, and Assignee’s, right, title and interest in and to the Collateral: (i) to JANA, to secure the prompt and complete payment and performance of the New JANA Note; (ii) to Vicis, to secure the prompt and complete payment and performance of the Vicis Note; and (iii) to LSP, to secure the prompt and complete payment and performance of the LSP Note. Any and all proceeds of any Collateral received by any Secured Party shall be applied to the indebtedness owed by the Assignee to each of the Secured Parties on a pro rata basis (based on the then outstanding amount of unpaid principal and accrued unpaid interest evidenced by the New JANA Note, the Vicis Note and the LSP Note).
          (b) Each of the New JANA Note, Vicis Note and LSP Note (each, a “Note”) expressly contemplates that from and after the Effective Date the Assignee will complete Business Line Sales (as such term is defined in each Note) and other sales of assets of the Assignors outside of the ordinary course of business. Each Secured Party agrees that so long as the Net Proceeds (as such term is defined in each Note) paid to or received by the Assignee in connection with any Business Line Sale or other sale of assets outside of the ordinary course of business are applied strictly in accordance with Section 8 of each Note, it will release its security interests and liens in and to so much of the Collateral as is included in such Business Line Sale or other sale of assets outside of the ordinary course of business (the “Released Collateral”), and cause any effective Uniform Commercial Code financing statements to be partially terminated and take any other actions necessary to release or terminate any interest it may have with respect to any of the Released Collateral. Excepting only Released Collateral, the security interests in the remaining Collateral will remain in full force and effect.
     5. Obligations Absolute. The obligations of each Assignor hereunder (including, without limitation, with respect to the indebtedness evidenced by the Subsidiaries Note) are independent of the Assumed Obligations, and a separate action or actions may be brought and prosecuted against any Assignor to enforce such obligations, irrespective of whether any action is brought against Arcadia or any other Assignor (each, a “Transaction Party”) or whether any such party is joined in any such action or actions. The liability of each Assignor hereunder shall be irrevocable, absolute and unconditional irrespective of, and each Assignor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following: (a) any lack of validity or enforceability of the New Jana Note, the Vicis Note, or the LSP Note or any other agreement executed in connection therewith or any agreement or instrument relating thereto (each of the foregoing, a “Transaction Document”); (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Assumed Obligations, or any other amendment or waiver of or any consent to departure from any Transaction Document, including, without limitation, any increase in the Assumed Obligations resulting from the extension of additional credit to any Transaction Party or otherwise; (c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Assumed Obligations; (d) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Transaction Party; or (e) any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by Jana, Vicis or LSP that might otherwise constitute a defense available to, or a discharge of, any Transaction Party or any other guarantor or surety. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Assumed Obligations is rescinded or must otherwise be returned by Jana, Vicis, LSP or any other Person upon the insolvency, bankruptcy or reorganization of Arcadia or any Assignor or otherwise, all as though such payment had not been made.

     6. Miscellaneous.
          (a) Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof.
          (b) This Assignment and Assumption Agreement may be executed in any number of separate counterparts, including counterparts by facsimile and all of said counterparts taken together shall be deemed to constitute one and the same agreement. It shall not be necessary in making proof of this Assignment and Assumption Agreement to produce or account for more than one counterpart signed by the party to be charged.
          (c) Every provision of this Assignment and Assumption Agreement is intended to be severable, and if any term or provision hereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.
          (d) This Assignment and Assumption Agreement shall be binding upon and inure to the benefit of JANA, LSP, Vicis, the Assignors and the Assignee.
          (e) THIS ASSIGNMENT AND ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES) AND DECISIONS OF THE STATE OF NEW YORK.
          (f) This Assignment and Assumption Agreement shall become effective on the Effective Date.
[Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

JANA			ASSIGNORS:

JANA MASTER FUND, LTD.			ARCADIA HOME HEALTH PRODUCTS, INC.

By: Its Investment Advisor, JANA Partners LLC			By:	/s/ Marvin R. Richardson
Marvin Richardson, President
By:	/s/ Marc Lehmann
	Marc Lehmann, Partner		AMERICAN OXYGEN AND MEDICAL EQUIPMENT, INC.

VICIS CAPITAL MASTER FUND			By:	/s/ Marvin R. Richardson
Marvin Richardson, President
By:	/s/ Keith W. Hughes
	Printed:	Keith W. Hughes	BEACON RESPIRATORY SERVICES OF GEORGIA, INC.
	Title:	Chief Financial Officer
			By:	/s/ Marvin R. Richardson
LSP PARTNERS, LP				Marvin Richardson, President

By:	/s/ Aaron Lehmann, General Partner		BEACON RESPIRATORY SERVICES OF ALABAMA, INC.
	Printed:	Aaron Lehmann
	Title:	Partner	By:	/s/ Marvin R. Richardson
Marvin Richardson, President
ASSIGNEE:
LOVELL MEDICAL SUPPLY, INC.
ARCADIA RESOURCES, INC.
			By:	/s/ Marvin R. Richardson
By:	/s/ Marvin R. Richardson			Marvin Richardson, President
Marvin Richardson, President
TRINITY HEALTHCARE OF WINSTON-SALEM, INC.
ASSIGNORS:
			By:	/s/ Marvin R. Richardson
ARCADIA PRODUCTS, INC.				Marvin Richardson, President

By:	/s/ Marvin R. Richardson

Marvin Richardson, President

O2 PLUS

By:	/s/ Marvin R. Richardson

Marvin Richardson, President

ARCADIA HOME MIDEAST, INC.

By:	/s/ Marvin R. Richardson

Marvin Richardson, President

ARCADIA HOME OXYGEN AND MEDICAL EQUIPMENT, INC.

By:	/s/ Marvin R. Richardson

Marvin Richardson, President